Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

REPORTED BASIS

(in millions, except per share data and as noted)	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1
Earnings (Reported Basis)
Net Interest Income	$1,622.8	$1,401.2	$1,294.5	$1,197.1	$1,206.9
Non-Interest Income	1,810.5 (1)	1,667.2 (3)	1,761.4 (3)	1,709.9 (3)	1,858.3

Total Revenue(5)	3,433.3	3,068.4	3,055.9	2,907.0	3,065.2 (4)
Provision for Loan Losses	350.0	513.2	430.6	362.4	170.3 (4)
Marketing Expenses	331.5	395.7	368.5	356.7	323.8
Operating Expenses	1,713.9 (2)	1,590.5	1,358.1	1,324.2	1,249.7

Income Before Taxes	1,037.9	569.0	898.7	863.7	1,321.4
Tax Rate(6)	35.0%	31.3%	34.6%	36.0%	33.2%
Net Income	$675.1	$390.7	$587.8	$552.6	$883.3

Common Share Statistics
Basic EPS	$1.65	$1.16	$1.95	$1.84	$2.95
Diluted EPS	$1.62	$1.14	$1.89	$1.78	$2.86
Dividends Per Share	$0.03	$0.03	$0.03	$0.03	$0.03
Tangible Book Value Per Share (period end)	$28.18	$26.36	$41.12	$38.68	$36.31
Stock Price Per Share (period end)	$75.46	$76.82	$78.66	$85.45	$80.52
Total Market Capitalization (period end)	$31,112.2	$31,488.5	$23,944.1	$25,968.3	$24,397.6
Shares Outstanding (period end)	412.3	409.9	304.4	303.9	303.0
Shares Used to Compute Basic EPS	408.7	336.5	301.6	300.8	299.3
Shares Used to Compute Diluted EPS	415.5	343.8	310.4	310.0	309.1

Reported Balance Sheet Statistics (period average)
Average Loans Held for Investment	$93,466	$74,738	$62,429	$58,833	$58,142
Average Earning Assets	$124,811	$99,416	$81,311	$79,266	$78,332
Average Assets	$148,657	$113,642	$92,295	$89,644	$88,895
Average Interest Bearing Deposits	$74,867	$53,735	$42,984	$42,797	$43,357
Total Average Deposits	$86,237	$60,382	$47,196	$47,209	$47,870
Average Equity	$25,610	$18,311	$16,310	$15,581	$14,612
Return on Average Assets (ROA)	1.82%	1.38%	2.55%	2.47%	3.97%
Return on Average Equity (ROE)	10.54%	8.53%	14.42%	14.19%	24.18%

Reported Balance Sheet Statistics (period end)
Loans Held for Investment	$90,869	$96,512	$63,612	$60,603	$58,119
Total Assets	$148,699	$149,739	$94,907	$89,530	$89,273
Interest Bearing Deposits	$76,306	$74,123	$43,468	$42,699	$43,303
Total Deposits	$87,664	$85,771	$47,613	$47,187	$47,779

Performance Statistics (Reported)
Net Interest Income Growth (annualized)	63%	33%	33%	(3)%	66%
Non Interest Income Growth (annualized)	34%	(21)%	12%	(32)%	46%
Revenue Growth (annualized)	48%	2%	20%	(21)%	54%
Net Interest Margin	5.20%	5.64%	6.37%	6.04%	6.16%
Revenue Margin	11.00%	12.35%	15.03%	14.67%	15.65%
Risk Adjusted Margin (9)	9.63%	10.56%	13.22%	13.18%	14.12%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	8.75%	10.63%	11.06%	11.43%	10.83%
Efficiency Ratio (10)	59.58%	64.73%	56.50%	57.82%	51.33%

Asset Quality Statistics (Reported)
Allowance	$2,105	$2,180	$1,840	$1,765	$1,675
Allowance as a % of Reported Loans Held for Investment	2.32%	2.26%	2.89%	2.91%	2.88%
Net Charge-Offs	$430	$443	$369	$296	$301
Net Charge-Off Rate	1.84%	2.37%	2.36%	2.01%	2.07%

Full-time equivalent employees (in thousands)	31.1	30.3	21.1	21.4	20.8

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

MANAGED BASIS (*)

(in millions)	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1
Earnings (Managed Basis)
Net Interest Income	$2,620.8	$2,347.3	$2,217.8	$2,140.8	$2,235.0
Non-Interest Income	1,330.2 (1)	1,206.0 (3)	1,275.4 (3)	1,199.4 (3)	1,222.2

Total Revenue(5)	3,951.0	3,553.3	3,493.2	3,340.2	3,457.2 (4)
Provision for Loan Losses	867.7	998.1	867.9	795.6	562.3 (4)
Marketing Expenses	331.5	395.7	368.5	356.7	323.8
Operating Expenses	1,713.9 (2)	1,590.5	1,358.1	1,324.2	1,249.7

Income Before Taxes	1,037.9	569.0	898.7	863.7	1,321.4
Tax Rate(6)	35.0%	31.3%	34.6%	36.0%	33.2%
Net Income	$675.1	$390.7	$587.8	$552.6	$883.3

Managed Balance Sheet Statistics (period average)
Average Loans Held for Investment	$144,113	$123,902	$110,512	$106,090	$104,610
Average Earning Assets	$173,403	$146,680	$127,616	$124,307	$122,587
Average Assets	$198,561	$162,149	$139,833	$136,351	$134,797
Return on Average Assets (ROA)	1.36%	0.96%	1.68%	1.62%	2.62%

Managed Balance Sheet Statistics (period end)
Loans Held for Investment	$142,005	$146,151	$112,239	$108,433	$103,907
Total Assets	$199,118	$198,645	$142,977	$136,819	$134,530
Tangible Assets (8)	$184,717	$184,215	$138,817	$132,676	$130,364
Tangible Common Equity (7)	$11,620	$10,805	$12,517	$11,754	$11,003
Tangible Common Equity to Tangible Assets Ratio	6.29%	5.87%	9.02%	8.86%	8.44%
% Off-Balance Sheet Securitizations	36%	34%	43%	44%	44%

Performance Statistics (Managed)
Net Interest Income Growth (annualized)	47%	23%	14%	(17)%	31%
Non Interest Income Growth (annualized)	41%	(22)%	25%	(7)%	(7)%
Revenue Growth (annualized)	45%	7%	18%	(14)%	17%
Net Interest Margin	6.05%	6.40%	6.95%	6.89%	7.29%
Revenue Margin	9.11%	9.69%	10.95%	10.75%	11.28%
Risk Adjusted Margin (9)	6.93%	7.16%	8.42%	8.40%	9.02%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	5.68%	6.41%	6.25%	6.34%	6.02%
Efficiency Ratio (10)	51.77%	55.90%	49.43%	50.32%	45.51%

Asset Quality Statistics (Managed)
Net Charge-Offs	$947	$927	$806	$729	$693
Net Charge-Off Rate	2.63%	2.99%	2.92%	2.75%	2.65%

(*)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY NOTES

(1)	Includes a $46.2 million gain resulting from the sale of a 7% stake in the privately held company, DealerTrack Holding Inc., a leading provider of on-demand software and data solutions for the automotive retail industry.
(2)	Includes core deposit intangible amortization expense of $35.7 million and integration costs of $9.8 million.
(3)	Includes a $20.5 million gain in Q2 2006 as a result of the MasterCard, Inc. initial public offering and losses of $20.8 million in Q2 2006, $9.4 million in Q3 2006 and $19.9 million in Q4 2006 related to the derivative entered into in April 2006 to mitigate certain exposures we faced as a result of our acquisition of North Fork.
(4)	Includes the impact of the sale of charged-off loans resulting in an increase of $76.8 million on reported basis and $66.4 million on managed basis, respectively, to various revenue line items, the majority of which was recorded to other non-interest income and a reduction of $7 million on reported basis and $17.4 million on managed basis, respectively, to the provision for loan losses through an increase in recoveries for the sale of charged-off loans originated by the Company.
(5)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q1 2007 - $213.6, Q4 2006 - $248.3, Q3 2006 - $226.3, Q2 2006 - $215.0, and Q1 2006 - $170.9.
(6)	Includes resolution of IRS tax issues resulting in reduction of tax expense as follows: Q4 2006 - $28.8 million, Q3 2006 - $18.7 million, Q2 2006 - $10.7 million, and Q1 2006 - $34.9 million.
(7)	Includes stockholders’ equity and preferred interests less intangible assets and related deferred tax liability. Tangible Common Equity on a reported and managed basis is the same.
(8)	Includes managed assets less intangible assets.
(9)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.
(10)	Non-interest expense divided by Total Revenue

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY

MANAGED BASIS (1)

(in thousands)	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1
Local Banking: (3)
Interest Income	$1,740,132	$721,102	$719,207	$682,679	$650,985
Interest Expense	1,166,563	476,523	461,009	433,451	406,061

Net interest income	$573,569	$244,579	$258,198	$249,228	$244,924
Non-interest income	186,873	112,021	115,526	114,039	104,485
Provision for loan losses	23,776	(21,549)	5,495	6,632	9,821
Non-interest expenses	539,064	307,810	297,080	289,996	272,987
Income tax provision (benefit)	67,975	24,619	24,902	23,324	23,310

Net income (loss)	$129,627	$45,720	$46,247	$43,315	$43,291

Loans Held for Investment	$41,642,594	$12,145,533	$13,326,088	$13,189,112	$13,169,792
Average loans Held for Investment	$41,846,678	$13,330,876	$13,171,414	$13,115,534	$13,283,515
Core Deposits(2)	$62,962,395	$27,071,324	$26,997,345	$27,857,265	$27,996,290
Total Deposits	$74,509,054	$35,334,610	$35,163,849	$35,281,970	$35,396,221
Loan Yield	7.44%	7.98%	8.02%	7.63%	7.38%
Net Interest Margin—Loans (4)	1.47%	2.78%	2.86%	2.77%	2.84%
Net Interest Margin—Deposits (5)	2.22%	1.75%	1.87%	1.82%	1.75%
Efficiency Ratio	70.89%	86.32%	79.49%	79.83%	78.13%
Net charge-off rate	0.15%	0.40%	0.48%	0.45%	0.38%
Non Performing Loans	$80,162	$57,824	$79,042	$90,508	$104,080
Non Performing Loans as a % of Loans Held for Investment	0.19%	0.48%	0.59%	0.69%	0.79%
Non-Interest Expenses to Managed Loans	5.15%	9.24%	9.02%	8.84%	8.22%
Number of Active ATMS	1,236	661	623	586	542
Number of locations	723	358	342	325	317

National Lending:
Interest Income	$3,330,300	$3,182,013	$3,078,097	$2,901,131	$2,927,635
Interest Expense	1,241,685	1,163,106	1,089,279	995,023	935,282

Net interest income	$2,088,615	$2,018,907	$1,988,818	$1,906,108	$1,992,353
Non-interest income	1,187,922	1,105,240	1,213,924	1,130,005	1,074,983
Provision for loan losses	849,216	1,010,837	862,375	785,029	549,608
Non-interest expenses	1,509,057	1,534,523	1,411,882	1,375,138	1,309,556
Income tax provision (benefit)	316,285	205,768	324,366	307,925	422,459

Net income (loss)	$601,979	$373,019	$604,119	$568,021	$785,713

Managed Loans	$100,371,532	$102,359,180	$98,909,970	$95,230,654	$90,723,355
Average Managed Loans	$102,276,581	$99,881,480	$97,309,087	$92,954,555	$91,326,380
Core Deposits(2)	$3,212	$6,061	$137,602	$138,984	$148,321
Total Deposits	$2,409,291	$2,383,902	$2,461,941	$2,434,679	$2,417,664
Loan Yield	12.70%	12.72%	12.63%	12.47%	12.81%
Net Interest Margin	8.17%	8.09%	8.18%	8.20%	8.73%
Revenue Margin	12.81%	12.51%	13.17%	13.06%	13.43%
Risk Adjusted Margin	9.17%	8.88%	9.92%	9.99%	10.45%
Non-Interest Expenses to Managed Loans	5.90%	6.15%	5.80%	5.92%	5.74%
Efficiency Ratio	46.06%	49.12%	44.08%	45.29%	42.69%
Net charge-off rate	3.65%	3.63%	3.25%	3.07%	2.99%
Delinquency Rate (30+ days)	3.63%	4.09%	3.70%	3.44%	3.26%
Number of Loan Accounts (000s)	48,668	49,374	49,176	48,854	48,751
Other: (3)
Net interest income	$(41,427)	$83,770	$(29,194)	$(14,507)	$(2,307)
Non-interest income	(44,564)	(11,207)	(54,041)	(44,712)	42,726
Provision for loan losses	(5,330)	8,840	27	3,950	2,877
Non-interest expenses	(2,720)	143,855	17,667	15,763	(9,064)
Income tax provision (benefit)	(21,385)	(52,121)	(38,402)	(20,183)	(7,729)

Net income (loss)	$(56,556)	$(28,011)	$(62,527)	$(58,749)	$54,335

Loans Held for Investment	$(9,084)	$31,646,555	$2,488	$13,673	$13,629
Core Deposits(2)	$7,532,854	$42,819,710	$7,301,435	$5,889,261	$5,990,673
Total Deposits	$10,745,405	$48,052,380	$9,987,360	$9,470,164	$9,965,600

Total:
Interest Income	$4,435,367	$3,931,054	$3,595,874	$3,414,411	$3,436,829
Interest Expense	1,814,610	1,583,798	1,378,052	1,273,582	1,201,859

Net interest income	$2,620,757	$2,347,256	$2,217,822	$2,140,829	$2,234,970
Non-interest income	1,330,231	1,206,054	1,275,409	1,199,332	1,222,194
Provision for loan losses	867,662	998,128	867,897	795,611	562,306
Non-interest expenses	2,045,401	1,986,188	1,726,629	1,680,897	1,573,479
Income tax provision (benefit)	362,875	178,266	310,866	311,066	438,040

Net income (loss)	$675,050	$390,728	$587,839	$552,587	$883,339

Loans Held for Investment	$142,005,042	$146,151,268	$112,238,546	$108,433,439	$103,906,776
Core Deposits(2)	$70,498,461	$69,897,095	$34,436,382	$33,885,510	$34,135,284
Total Deposits	$87,663,750	$85,770,892	$47,613,150	$47,186,813	$47,779,485

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures.”
(2)	Includes domestic non-interest bearing deposits, NOW accounts, money market deposit accounts, savings accounts, certificates of deposit of less than $100,000 and other consumer time deposits.
(3)	Results of the North Fork acquisition were included in the Other category for Q4 2006
(4)	Interest Income—funds transfer pricing charges divided by average managed loans
(5)	Interest Expense—funds transfer pricing credits divided by average retail deposits

CAPITAL ONE FINANCIAL CORPORATION (COF)

NATIONAL LENDING SUBSEGMENT FINANCIAL & STATISTICAL SUMMARY

MANAGED BASIS (1)

(in thousands)	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1

US Card:
Interest Income	$1,813,846	$1,795,345	$1,734,459	$1,628,144	$1,714,559
Interest Expense	602,505	600,821	554,708	507,722	493,458

Net interest income	$1,211,341	$1,194,524	$1,179,751	$1,120,422	$1,221,101
Non-interest income	778,606	795,881	881,304	803,083	775,413
Provision for loan losses	373,836	554,698	451,782	413,701	224,438
Non-interest expenses	861,020	916,963	899,062	860,874	844,729
Income tax provision (benefit)	259,751	181,561	248,574	227,125	324,573

Net income (loss)	$495,340	$337,183	$461,637	$421,805	$602,774

Managed Loans	$49,681,559	$53,623,680	$51,127,654	$48,736,483	$47,142,650
Average Managed Loans	$51,878,104	$51,686,135	$50,131,562	$47,856,045	$48,217,926
Loan Yield	13.99%	13.89%	13.84%	13.61%	14.22%
Net Interest Margin	9.34%	9.24%	9.41%	9.36%	10.13%
Revenue Margin	15.34%	15.40%	16.45%	16.08%	16.56%
Risk Adjusted Margin	11.35%	11.58%	13.05%	12.79%	13.63%
Non-Interest Expenses to Managed Loans	6.64%	7.10%	7.17%	7.20%	7.01%
Efficiency Ratio (2)	43.27%	46.07%	43.62%	44.76%	42.31%
Net charge-off rate	3.99%	3.82%	3.39%	3.29%	2.93%
Delinquency Rate (30+ days)	3.48%	3.74%	3.53%	3.30%	3.31%
Purchase Volume (3)	$19,346,812	$22,782,451	$21,450,024	$20,878,732	$18,015,669
Number of Loan Accounts (000s)	36,758	37,630	37,483	37,199	37,258

Auto Finance:
Interest Income	$637,609	$593,268	$575,376	$547,731	$520,830
Interest Expense	265,556	242,311	227,053	207,497	187,827

Net interest income	$372,053	$350,957	$348,323	$340,234	$333,003
Non-interest income	60,586	14,143	21,181	29,842	16,218
Provision for loan losses	200,058	151,171	161,145	74,714	107,805
Non-interest expenses	164,948	162,022	154,014	149,115	134,655
Income tax provision (benefit)	23,266	18,167	19,021	51,186	37,366

Net income (loss)	$44,367	$33,740	$35,324	$95,061	$69,395

Managed Loans	$23,930,547	$21,751,827	$21,158,797	$20,558,455	$19,848,190
Average Managed Loans	$23,597,675	$21,498,205	$20,812,533	$20,187,631	$19,440,128
Loan Yield	10.81%	11.04%	11.06%	10.85%	10.72%
Net Interest Margin	6.31%	6.53%	6.69%	6.74%	6.85%
Revenue Margin	7.33%	6.79%	7.10%	7.33%	7.19%
Risk Adjusted Margin	5.04%	3.94%	4.76%	5.79%	4.84%
Non-Interest Expenses to Managed Loans	2.80%	3.01%	2.96%	2.95%	2.77%
Efficiency Ratio (2)	38.13%	44.38%	41.68%	40.29%	38.56%
Net charge-off rate	2.29%	2.85%	2.34%	1.54%	2.35%
Delinquency Rate (30+ days)	4.64%	6.35%	5.18%	4.55%	3.57%
Auto Loan Originations	$3,311,868	$3,078,877	$3,158,481	$3,107,409	$2,940,540
Number of Loan Accounts (000s)	1,762	1,589	1,558	1,525	1,480

Global Financial Services:
Interest Income	$803,141	$793,400	$768,262	$725,256	$692,246
Interest Expense	316,223	319,974	307,518	279,804	253,997

Net interest income	$486,918	$473,426	$460,744	$445,452	$438,249
Non-interest income	299,307	295,216	311,439	297,080	283,352
Provision for loan losses	275,322	304,968	249,448	296,614	217,365
Non-interest expenses	396,201	455,538	358,806	365,149	330,172
Income tax provision (benefit)	39,860	6,040	56,771	29,614	60,520

Net income (loss)	$74,842	$2,096	$107,158	$51,155	$113,544

Managed Loans	$26,759,426	$26,983,673	$26,623,519	$25,935,716	$23,732,515
Average Managed Loans	$26,800,802	$26,697,140	$26,364,992	$24,910,879	$23,668,326
Loan Yield (4)	11.88%	11.80%	11.58%	11.58%	11.64%
Net Interest Margin	7.27%	7.09%	6.99%	7.15%	7.41%
Revenue Margin	11.73%	11.52%	11.72%	11.92%	12.20%
Risk Adjusted Margin	7.55%	7.63%	8.02%	8.02%	8.57%
Non-Interest Expenses to Managed Loans	5.91%	6.83%	5.44%	5.86%	5.58%
Efficiency Ratio (2)	50.39%	59.27%	46.47%	49.18%	45.76%
Net charge-off rate	4.18%	3.89%	3.70%	3.90%	3.63%
Delinquency Rate (30+ days)	2.99%	2.97%	2.86%	2.82%	2.90%
Number of Loan Accounts (000s)	10,148	10,155	10,135	10,130	10,013

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures.”
(2)	Non-Interest Expenses divided by total Managed Revenue
(3)	Includes all purchase transactions net of returns and excludes cash advance transactions.
(4)	Excludes “GFS—Home Loans Originations” and “GFS—Settlement Services” from Other Interest Income.

CAPITAL ONE FINANCIAL CORPORATION (COF)

NATIONAL LENDING SUBSEGMENT FINANCIAL & STATISTICAL SUMMARY

MANAGED BASIS (1)

(in thousands)	2007 Q1		2006 Q4	2006 Q3	2006 Q2	2006 Q1
Mortgage Banking: (3)
Interest Income	$75,704
Interest Expense	57,401

Net interest income	$18,303
Non-interest income	49,423
Non-interest expenses	86,888
Income tax provision (benefit)	(6,592)

Net income (loss)	$(12,570)

Net Gain on Sale Margin (4)	51	bps
Efficiency Ratio (2)	128%
Mortgage Loan Originations	$6,795,468

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures.”
(2)	Non-Interest Expenses divided by total Managed Revenue
(3)	Results of the North Fork acquisition were included in the Other category for Q4 2006
(4)	Gain on Sale Margin is net of repurchases and lower of cost or market adjustments

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended March 31, 2007

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)
Income Statement Measures
Net interest income	$1,622,846	$997,911	$2,620,757
Non-interest income	$1,810,525	$(480,294)	$1,330,231
Total revenue	$3,433,371	$517,617	$3,950,988
Provision for loan losses	$350,045	$517,617	$867,662
Net charge-offs	$429,648	$517,617	$947,265

Balance Sheet Measures
Loans Held for Investment	$90,869,496	$51,135,546	$142,005,042
Total assets	$148,698,605	$50,419,697	$199,118,302
Average loans Held for Investment	$93,465,873	$50,646,916	$144,112,789
Average earning assets	$124,811,430	$48,591,353	$173,402,783
Average total assets	$148,656,771	$49,903,892	$198,560,663
Delinquencies	$2,093,316	$1,712,659	$3,805,975

(1)

Income statement adjustments reclassify the net of finance charges of $1,462.4 million, past-due fees of $218.6 million, other interest income of $(62.0) million and interest expense of $649.4 million; and net charge-offs of $517.6 million from Non-interest income to Net interest income and Provision for loan losses, respectively.

(2)	The managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	As of March 31 2007	As of December 31 2006	As of March 31 2006
Assets:
Cash and due from banks	$2,286,913	$2,817,519	$1,434,804
Federal funds sold and resale agreements	8,293,338	1,099,156	2,763,746
Interest-bearing deposits at other banks	844,907	743,821	1,099,025

Cash and cash equivalents	11,425,158	4,660,496	5,297,575
Securities available for sale	17,657,734	15,452,047	14,551,720
Mortgage loans held for sale	4,738,765	10,435,295	218,640
Loans held for investment	90,869,496	96,512,139	58,118,659
Less: Allowance for loan and lease losses	(2,105,000)	(2,180,000)	(1,675,000)

Net loans held for investment	88,764,496	94,332,139	56,443,659
Accounts receivable from securitizations	5,371,385	4,589,235	5,293,392
Premises and equipment, net	2,258,861	2,203,280	1,387,302
Interest receivable	720,511	816,426	512,136
Goodwill	13,619,445	13,635,435	3,941,128
Other	4,142,250	3,614,932	1,627,527

Total assets	$148,698,605	$149,739,285	$89,273,079

Liabilities:
Non-interest-bearing deposits	$11,357,736	$11,648,070	$4,476,351
Interest-bearing deposits	76,306,014	74,122,822	43,303,134
Senior and subordinated notes	9,436,021	9,725,470	5,726,109
Other borrowings	20,244,842	24,257,007	16,544,698
Interest payable	540,160	574,763	353,882
Other	4,793,062	4,175,947	3,699,659

Total liabilities	122,677,835	124,504,079	74,103,833

Stockholders’ Equity:
Common stock	4,146	4,122	3,051
Paid-in capital, net	15,465,341	15,333,137	7,032,073
Retained earnings and cumulative other comprehensive income	10,684,768	10,026,364	8,245,186
Less: Treasury stock, at cost	(133,485)	(128,417)	(111,064)

Total stockholders’ equity	26,020,770	25,235,206	15,169,246

Total liabilities and stockholders’ equity	$148,698,605	$149,739,285	$89,273,079

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended
	March 31 2007	December 31 2006	March 31 2006
Interest Income:
Loans held for investment, including past-due fees	$2,326,680	$2,002,111	$1,612,622
Securities available for sale	204,080	185,424	164,110
Mortgage loans held for sale	144,759	55,896	4,099
Other	112,494	109,988	97,751

Total interest income	2,788,013	2,353,419	1,878,582

Interest Expense:
Deposits	730,483	552,385	403,609
Senior and subordinated notes	138,546	136,282	94,354
Other borrowings	296,138	263,596	173,742

Total interest expense	1,165,167	952,263	671,705

Net interest income	1,622,846	1,401,156	1,206,877
Provision for loan and lease losses	350,045	513,157	170,270

Net interest income after provision for loan and lease losses	1,272,801	887,999	1,036,607

Non-Interest Income:
Servicing and securitizations	988,082	959,436	1,153,604
Service charges and other customer-related fees	479,467	462,086	435,731
Mortgage banking operations	86,543	54,232	31,671
Interchange	118,111	147,571	119,491
Other	138,322	43,858	117,754

Total non-interest income	1,810,525	1,667,183	1,858,251

Non-Interest Expense:
Salaries and associate benefits	724,259	632,355	516,144
Marketing	331,549	395,671	323,771
Communications and data processing	185,988	188,481	169,204
Supplies and equipment	134,602	137,843	98,184
Occupancy	85,845	66,425	49,377
Other	583,158	565,413	416,799

Total non-interest expense	2,045,401	1,986,188	1,573,479

Income before income taxes	1,037,925	568,994	1,321,379
Income taxes	362,875	178,266	438,040

Net income	$675,050	$390,728	$883,339

Basic earnings per share	$1.65	$1.16	$2.95

Diluted earnings per share	$1.62	$1.14	$2.86

Dividends paid per share	$0.03	$0.03	$0.03

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

	Quarter Ended 3/31/07			Quarter Ended 12/31/06 (1)			Quarter Ended 3/31/06 (1)
Reported	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Mortgage loans held for sale	$9,115,298	$144,759	6.35%	$3,480,664	$55,896	6.42%	$184,418	$4,099	8.89%
Loans held for investment	93,465,873	2,326,680	9.96%	74,737,753	2,002,111	10.72%	58,142,418	1,612,622	11.09%
Securities available for sale	16,598,686	204,080	4.92%	15,090,001	185,424	4.92%	14,938,925	164,110	4.39%
Other	5,631,573	112,494	7.99%	6,107,486	109,988	7.20%	5,066,141	97,751	7.72%

Total earning assets	$124,811,430	$2,788,013	8.94%	$99,415,904	$2,353,419	9.47%	$78,331,902	$1,878,582	9.59%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$5,066,120	$35,414	2.80%	$2,094,623	$14,546	2.78%	$572,181	$3,328	2.33%
Money market deposit accounts	25,486,826	249,654	3.92%	15,762,255	149,831	3.80%	10,716,774	76,038	2.84%
Savings accounts	8,384,994	35,529	1.69%	5,425,790	31,386	2.31%	3,719,994	23,181	2.49%
Other Consumer Time Deposits	19,599,576	213,051	4.35%	16,656,731	190,489	4.57%	14,647,708	149,393	4.08%
Public Fund CD’s of $100,000 or more	2,038,785	24,897	4.88%	1,281,768	16,636	5.19%	964,181	10,295	4.27%
CD’s of $100,000 or more	10,339,958	122,618	4.74%	8,682,658	101,535	4.68%	9,407,892	102,714	4.37%
Foreign time deposits	3,950,808	49,320	4.99%	3,831,401	47,962	5.01%	3,327,788	38,660	4.65%

Total Interest-bearing deposits	$74,867,067	$730,483	3.90%	$53,735,226	$552,385	4.11%	$43,356,518	$403,609	3.72%
Senior and subordinated notes	9,517,209	138,546	5.82%	9,034,696	136,282	6.03%	6,097,711	94,354	6.19%
Other borrowings	21,820,513	296,138	5.43%	20,555,748	263,596	5.13%	16,074,344	173,742	4.32%

Total interest-bearing liabilities	$106,204,789	$1,165,167	4.39%	$83,325,670	$952,263	4.57%	$65,528,573	$671,705	4.10%

Net interest spread			4.55%			4.90%			5.49%

Interest income to average earning assets			8.94%			9.47%			9.59%
Interest expense to average earning assets			3.73%			3.83%			3.43%

Net interest margin			5.20%			5.64%			6.16%

(1)	Prior period amounts have been reclassified to conform with current period presentation.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

	Quarter Ended 3/31/07			Quarter Ended 12/31/06 (2)			Quarter Ended 3/31/06 (2)
Managed (1)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Mortgage loans held for sale	$9,115,298	$144,759	6.35%	$3,480,664	$55,896	6.42%	$184,418	$4,099	8.89%
Loans held for investment	144,112,789	4,035,997	11.20%	123,901,960	3,640,588	11.75%	104,610,200	3,232,530	12.36%
Securities available for sale	16,598,686	204,080	4.92%	15,090,001	185,424	4.92%	14,938,925	164,110	4.39%
Other	3,576,010	50,531	5.65%	4,207,728	49,145	4.67%	2,853,377	36,090	5.06%

Total earning assets	$173,402,783	$4,435,367	10.23%	$146,680,353	$3,931,053	10.72%	$122,586,920	$3,436,829	11.21%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$5,066,120	$35,414	2.80%	$2,094,623	$14,546	2.78%	$572,181	$3,328	2.33%
Money market deposit accounts	25,486,826	$249,654	3.92%	15,762,255	149,831	3.80%	10,716,774	76,038	2.84%
Savings accounts	8,384,994	$35,529	1.69%	5,425,790	31,386	2.31%	3,719,994	23,181	2.49%
Other Consumer Time Deposits	19,599,576	$213,051	4.35%	16,656,731	190,489	4.57%	14,647,708	149,393	4.08%
Public Fund CD’s of $100,000 or more	2,038,785	$24,897	4.88%	1,281,768	16,636	5.19%	964,181	10,295	4.27%
CD’s of $100,000 or more	10,339,958	$122,618	4.74%	8,682,658	101,535	4.68%	9,407,892	102,714	4.37%
Foreign time deposits	3,950,808	$49,320	4.99%	3,831,401	47,962	5.01%	3,327,788	38,660	4.65%

Total Interest-bearing deposits	$74,867,067	$730,483	3.90%	$53,735,226	$552,385	4.11%	$43,356,518	$403,609	3.72%
Senior and subordinated notes	9,517,209	$138,546	5.82%	9,034,696	136,282	6.03%	6,097,711	94,354	6.19%
Other borrowings	21,820,513	$296,138	5.43%	20,555,748	263,609	5.13%	16,074,344	173,742	4.32%
Securitization liability	49,999,873	649,443	5.20%	48,603,831	631,521	5.20%	46,018,001	530,154	4.61%

Total interest-bearing liabilities	$156,204,662	$1,814,610	4.65%	$131,929,501	$1,583,797	4.80%	$111,546,574	$1,201,859	4.31%

Net interest spread			5.58%			5.92%			6.90%

Interest income to average earning assets			10.23%			10.72%			11.21%
Interest expense to average earning assets			4.19%			4.32%			3.92%

Net interest margin			6.05%			6.40%			7.29%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.
(2)	Prior period amounts have been reclassified to conform with current period presentation.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SELECTED PRO FORMA FINANCIAL SUMMARY OF CAPITAL ONE AND NORTH FORK BANCORPORATION

MANAGED BASIS (1)(2)

UNAUDITED

(in thousands)	2007 Q1	2006 Q4	2006 Q3	2006 Q2	2006 Q1
Auto Finance:
Net interest income	$372,053	$345,277	$344,469	$333,438	$326,538
Non-interest income	60,587	31,041	37,117	45,358	31,280
Provision for loan losses	200,058	153,270	162,545	76,114	109,205
Non-interest expenses	164,949	166,176	156,427	151,646	137,202
Income tax provision (benefit)	23,266	19,905	21,915	52,863	38,994

Net income (loss)	$44,367	$36,967	$40,699	$98,173	$72,417

Ending Managed Loans	$23,930,547	$23,370,058	$22,758,608	$22,024,173	$21,212,452

Mortgage Banking
Net interest income	$18,303	$21,155	$18,260	$16,200	$18,070
Non-interest income excluding purchase Accounting	49,423	104,971	134,062	131,283	117,485
Non-interest income Purchase Accounting	—	(9,090)	—	—	—
Non-interest expense excluding Integration Expenses	86,764	87,541	85,136	85,237	81,090
Non-interest expense Integration Expenses	124	205	46	3	—
Income tax provision (benefit)	(6,592)	10,251	23,499	21,785	19,063

Net income (loss)	$(12,570)	$19,039	$43,641	$40,458	$35,402

Banking
Net interest income excluding Purchase Accounting	$564,048	$589,397	$604,495	$613,468	$577,889
Net interest income Purchase Accounting	9,521	14,892	13,831	14,250	12,622
Non-interest income	186,873	168,066	176,978	175,367	166,830
Provision for loan losses	23,776	(8,267)	16,002	14,232	17,421
Non-interest expense excluding Purchase Accounting and Integration expenses	469,521	480,408	477,948	468,788	493,080
Non-interest expense Purchase Accounting	54,951	35,860	22,228	22,708	23,188
Non-interest expense Integration Expenses	14,592	16,832	24,690	29,734	18,118
Income tax provision (benefit)	67,975	86,633	89,053	93,668	71,937

Net income (loss)	$129,627	$160,889	$165,383	$173,955	$133,597

Ending Loans held for investment	$41,642,594	$42,275,103	$47,929,204	$47,221,781	$45,953,753
Ending Total Deposits	$74,509,054	$73,167,877	$71,450,480	$71,560,405	$71,858,715

(1)	The above schedule reflects the combined legacy Capital One and North Fork Bancorporation results, assuming a 1/1/06 acquisition date and the application of Capital One management reporting methodologies (FTP rates, cost allocations). Purchase accounting adjustments and integration costs reflect the impacts of both the North Fork and Hibernia acquisitions
(2)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles.

1680 Capital One Drive, McLean, VA 22102-3491

NEWS RELEASE

FOR IMMEDIATE RELEASE: April 19, 2007

Contacts:	Investor Relations	Media Relations
	Jeff Norris	Tatiana Stead	Julie Rakes
	703-720-2455	703-720-2352	804-284-5800

Capital One Reports First Quarter Earnings

Revises earnings guidance to $7.00 to $7.40 per share

McLean, Va. (April 19, 2007) –Capital One Financial Corporation (NYSE: COF) today announced earnings for the first quarter of 2007 of $675.1 million, or $1.62 per share (diluted), compared with $883.3 million, or $2.86 per share (diluted), for the first quarter of 2006, and $390.7 million, or $1.14 per share (diluted), for the fourth quarter of 2006. Additionally, the company provided revised earnings guidance for 2007 of $7.00 to $7.40 per share (diluted).

“While we face some earnings headwinds in 2007, underlying credit quality across our businesses continues to be strong. Our national lending businesses are delivering strong returns and our bank is generating solid deposit growth,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “We remain well positioned to drive growth, generate capital, and deliver sustainable and attractive shareholder returns well into the future.”

This quarter, the company has changed its primary reportable segments to reflect its strategy of National Lending and Local Banking. National Lending is comprised of the legacy sub-segments: US Card, Auto Finance, and Global Financial Services. It also contains a new sub-segment called Mortgage Banking, which is the legacy business of GreenPoint Mortgage. The Local Banking segment includes the legacy banking business and North Fork Bank, excluding its auto portfolio and GreenPoint Mortgage, the acquisition of which was completed December 1, 2006.

The company decreased its allowance for loan losses by $75.0 million in the first quarter of 2007 largely as a result of a normal seasonal reduction in reported loans.

Managed loans held for investment at March 31, 2007 were $142.0 billion, up $38.1 billion, or 36.7 percent, from March 31, 2006. Managed loans at the end of the quarter were down $4.1 billion, or 2.8 percent from the previous quarter due primarily to normal seasonality of credit card loan balances.

-more-

Capital One Reports First Quarter Earnings

The company’s efficiency ratio increased to 51.77 percent in the first quarter of 2007 from 45.51 percent in the first quarter of 2006, but decreased from 55.90 percent in the previous quarter driven primarily by the acquisition of North Fork and continued investments in infrastructure projects.

Capital One’s return on managed assets (ROA) for the first quarter of 2007 was 1.36 percent, down from 2.62 percent in the year ago first quarter, and up compared to 0.96 percent in the fourth quarter of 2006. Managed ROA trends reflect the inclusion of North Fork as well as the continued normalization of US consumer credit.

“We’ve revised our earnings guidance down to $7.00-$7.40 per share for 2007, largely to reflect revised expectations for our mortgage banking business, which posted a modest loss in the first quarter. Assuming no improvement in the unusually weak conditions now present in the secondary market for non-conforming prime mortgage loans, including Alt-A, we expect that reduced volumes and margins would result in our mortgage banking business delivering no incremental earnings for the balance of 2007,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “Our expectations for consumer credit to return to more normal levels and the yield curve to remain flat are unchanged. The company’s core operations remain strong, and infrastructure upgrades completed in the quarter will provide opportunities to generate efficiencies and cost savings benefits in the future.”

Segment Results

National Lending (US Card, Auto Finance, Global Financial Services, Mortgage Banking)

Profits for the National Lending segment were down by 23 percent, as compared to the first quarter of 2006, primarily due to the continued return of charge-offs to more normal levels this quarter. The managed charge-off rate for the National Lending segment increased to 3.65 percent in the first quarter of 2007 from 2.99 percent in the first quarter of 2006 reflecting this continued normalization. Risk was solid across the sub-segments of National Lending, and was relatively stable versus 3.63 percent in the previous quarter. The delinquency rate of 3.63 percent for National Lending increased from 3.26 percent as of March 31, 2006 but decreased from 4.09 percent as of the end of December 31, 2006. The company continues to sees no evidence of the pressures in the mortgage industry spreading into other lending products.

The US Card sub-segment continues to report profitable growth despite a return to more normal credit levels. Net income for the first quarter of 2007 was $495.3 million, down from the record $602.8 million in the first quarter of 2006, but up from $337.2 million in the fourth quarter of 2006, reflecting expected seasonal patterns. The managed charge-off rate increased to 3.99 percent in the first

Capital One Reports First Quarter Earnings

quarter of 2007 from 2.93 percent in the first quarter of 2006 and from 3.82 percent in the previous quarter due to expected seasonality and normalization of credit. Managed loans at March 31, 2007 were $49.7 billion, up $2.5 billion, or 5.4 percent, from March 31, 2006, but down $3.9 billion, or 7.4 percent from the prior quarter.

The Global Financial Services business also delivered profitable loan growth amidst credit normalization in its North American businesses and continued challenges in the UK. The sub-segment’s net income for the first quarter of 2007 was $74.8 million, down $38.7 million, or 34 percent, from $113.5 million from the first quarter of 2006. Net income in the fourth quarter of 2006 was $2.1 million. The managed charge-off rate increased to 4.18 percent in the first quarter of 2007 from 3.63 percent in the first quarter of 2006 driven largely by credit normalization in the US and continuing credit challenges in the UK relative to the prior year. The managed charge-off rate increased 29 basis points from 3.89 percent in the fourth quarter of 2006 reflecting continued credit normalization in the US. Managed loans at March 31, 2007 were $26.8 billion, up $3.1 billion from $23.7 billion, or 13.1 percent over the prior year’s first quarter but down slightly from $27.0 billion at December 31, 2006.

The Auto Finance business continued to deliver profits and grow originations by taking advantage of its multi-channel, full credit spectrum strategy. The Auto Finance business’s net income was $44.4 million, down $25.0 million, or 36.0 percent, from $69.4 million in the first quarter of 2006 but was up $10.6 million, or 31.5 percent from the fourth quarter of 2006. The managed charge-off rate decreased slightly to 2.29 percent in the first quarter of 2007 from 2.35 percent in the first quarter of 2006. The managed charge-off rate decreased from 2.85 percent in the previous quarter, primarily driven by the addition of the North Fork portfolio. Managed loans at March 31, 2007 were $23.9 billion, up $4.1 billion, or 20.6 percent, from March 31, 2006, and up $2.2 billion, or 10.0 percent from the prior quarter.

The Mortgage Banking sub-segment reported a net loss for the first quarter of 2007 of $12.6 million. Due to pressures in the secondary capital markets for loans associated with non-conforming prime mortgage loans, including Alt-A, results in the quarter were adversely impacted by a $19.0 million addition to the reserve related to representations and warranties and a $21.0 million warehouse valuation adjustment. The business originated $6.8 billion in loans during the quarter, down $1.0 billion from first quarter of 2006 originations and down $2.5 billion in originations in the last quarter of 2006.

Local Banking

The Local Banking business delivered solid performance in the first quarter and integration efforts remain on track. The company experienced growth in deposits across geographies and credit performance

Capital One Reports First Quarter Earnings

remains very strong. The company opened 16 new locations across our banking franchise in the first quarter.

The business delivered $129.6 million of net income, including the results of North Fork, which were included in “Other” in the fourth quarter of 2006. The managed charge-off rate for the Local Banking business decreased to 0.15 percent in the first quarter of 2007 from 0.38 percent in the first quarter of 2006, and from 0.40 percent in the previous quarter. Non-performing loans as a percent of managed loans in the Local Banking business decreased to 0.19 percent as of March 31, 2007 from 0.79 percent at March 31, 2006 and from 0.48 percent from December 31, 2006. Total deposits at the end of the quarter were $74.5 billion, while managed loans at March 31, 2007 were $41.6 billion.

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

Forward looking statements

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website and in its Form 8-K dated April 19, 2007 for 2007 earnings, the interest rate environment, charge-off rates, mortgage market trends, and operating efficiencies, including future financial and operating results, and the company’s plans, objectives, expectations and intentions are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: the risk that the company’s acquired businesses will not be integrated successfully and that the cost savings and other synergies from such acquisitions may not be fully realized; continued intense competition from numerous providers of products and services which compete with Capital One’s businesses; changes in our aggregate accounts and balances, and the growth rate and composition thereof; the success of the company’s marketing efforts; general economic conditions affecting interest rates and consumer income, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs and deposit activity; general economic and secondary market conditions in the mortgage industry; and the company’s ability to execute on its strategic and operational plans. A discussion of these and other factors can be found in Capital One’s annual report

Capital One Reports First Quarter Earnings

and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-K for the fiscal year ended December 31, 2006.

About Capital One

Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a financial holding company, with more than 720 locations in New York, New Jersey, Connecticut, Texas and Louisiana that offer a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Its principal subsidiaries, Capital One Bank, Capital One, F.S.B., Capital One Auto Finance, Inc., Capital One, N.A., and North Fork Bank offer a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One’s subsidiaries collectively had $87.7 billion in deposits and $142.0 billion in managed loans outstanding as of March 31, 2007. Capital One, a Fortune 500 company, trades on the New York Stock Exchange under the symbol "COF" and is included in the S&P 100 index.

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NOTE: First quarter 2007 financial results, SEC Filings, and first quarter earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a webcast of today’s 5:00 pm (ET) earnings conference call is accessible through the same link.